Exhibit 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-67371, 333-85753, 333-79385, 333-34488,
333-36872, 333-39678, 333-39676 and 333-39674.


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP
Salt Lake City, Utah
December 14, 2001